Exhibit (e)(5)(xvi)

AMENDMENT NO. 14

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IA SHARES

AMENDMENT NO. 14 to the Amended and Restated Distribution Agreement (“Amendment No. 14”), dated as of August 16, 2010, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. ATM Core Bond Portfolio and ATM Government Bond Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Crossings Aggressive Allocation Portfolio, Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio and Crossings Moderate-Plus Allocation Portfolio.

3.	Name Changes. Effective May 1, 2010 the names of EQ/Evergreen Omega Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio were changed to EQ/Wells Fargo Advantage Omega Growth Portfolio and EQ/Morgan Stanley Mid Cap Growth Portfolio, respectively. Effective August 1, 2010 the names of AXA Tactical Manager 500 Portfolio-II, AXA Tactical Manager 400 Portfolio-II, AXA Tactical Manager 2000 Portfolio-II and AXA Tactical Manager International Portfolio-II were changed to ATM Large Cap Portfolio, ATM Mid Cap Portfolio, ATM Small Cap Portfolio and ATM International Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 14 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ James A. Shepherdson
Name:	Steven M. Joenk	Name:	James A. Shepherdson
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 14

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

AXA Balanced Strategy Portfolio	EQ/Franklin Core Balanced Portfolio
AXA Conservative Growth Strategy Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

(formerly, EQ/Van Kampen Mid Cap Growth Portfolio)

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Advantage Omega Growth

Portfolio (formerly, EQ/Evergreen Omega

Portfolio)

AXA Conservative Strategy Portfolio
AXA Growth Strategy Portfolio
AXA Moderate Growth Strategy Portfolio
AXA Tactical Manager 2000 Portfolio-I, III
ATM Small Cap Portfolio (formerly, AXA Tactical Manager 2000 Portfolio-II)
AXA Tactical Manager 400 Portfolio-I, III
ATM Mid Cap Portfolio (formerly, AXA Tactical Manager 400 Portfolio-II)
AXA Tactical Manager 500 Portfolio-I, III
ATM Large Cap Portfolio (formerly, AXA Tactical Manager 500 Portfolio-II)
AXA Tactical Manager International Portfolio-I, III
ATM International Portfolio (formerly, AXA Tactical Manager International Portfolio-II)
ATM Core Bond Portfolio
ATM Government Bond Portfolio
EQ/AllianceBernstein International Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/BlackRock International Value Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Growth Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Core Bond Index
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio